SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 9, 2000


                                  Optika Inc.
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            (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                (State or Other Jurisdiction of Incorporation)


             0-28672                           95-4154552
    (Commission File Number)        (I.R.S. Employer Identification No.)


             7450 Campus Drive, Suite 200, Colorado Springs, CO80920 (Address of Principal Executive Offices) (Zip Code)


                                 (719) 548-9800
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             (Registrant's Telephone Number, Including Area Code)


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                   (Former Name, Changed Since Last Report)

Item 5.        Other Events

  On February 9, 2000 Optika Inc. announced the signing of a definitive agreement for a $15 million investment from Thomas Weisel Capital Partners L.P. Under the terms of the investment, Thomas Weisel Capital Partners L.P. will purchase $15 million of convertible preferred stock and warrants. The preferred stock was priced at a 5% premium over the average of the closing prices between the dates of January 31st to February 4, 2000. Warrants, representing approximately 2.81% of the fully diluted shares outstanding, were issued at a premium of 15% over the average of the closing prices between the dates of January 31st to February 4, 2000. The transaction is scheduled to close on February 23, 2000. A copy of this press release is included as an exhibit.


       SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Optika Inc.
                                    (Registrant)

                                    By:    /s/ Steven M. Johnson
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                                    Name:  Steven M. Johnson
                                    Title: Chief Financial Officer




Dated:  February 11, 2000



Item 7.        Financial Statements and Exhibits

     (c) Exhibits

     99.1      Press Release issued by Optika Inc., February 9, 2000